EXHIBIT 10.1


                             DISTRIBUTION AGREEMENT

                  This DISTRIBUTION AGREEMENT is dated as of October 28, 1996, among THE DUN & BRADSTREET CORPORATION, a Delaware corporation ("D&B"), COGNIZANT CORPORATION, a Delaware corporation ("Cognizant"), and ACNIELSEN CORPORATION, a Delaware corporation ("ACNielsen").

                  WHEREAS, D&B, acting through its direct and indirect subsidiaries, currently conducts a number of businesses, including, without limitation, (i) providing information and decision support services to the pharmaceutical and healthcare industries, and providing sales automation solutions and developing, installing and supporting networked systems for pharmaceutical, healthcare and consumer packaged goods organizations (the "IMS Business"), (ii) measuring television audiences and Internet usage and reporting of the results thereof and related information to advertisers, advertising agencies, syndicators, broadcast networks, cable networks, cable operators, television stations and/or station representatives, both in the United States and Canada (the "Nielsen Media Research Business") and elsewhere (the "Non-U.S. Media Business"), (iii) providing research and analysis of the computer hardware, software, communications and related technology industries (the "Gartner Group Business"), (iv) providing client/server decision support solutions for medium and large scale enterprises (the "Pilot Business"), (v) developing and marketing proprietary software applications and services used primarily in the administration of health care benefits and the support of managed care services (the "Erisco Business"), (vi) developing other software (the "Saytam Software Business"), (vii) providing information and analytic support services focusing on healthcare providers (the "DBHC Business"), (viii) providing financial application software products and services to the Japanese markets (the "DBTA Business"), (ix) delivering market research, information and analysis to the consumer products services industry (the "Nielsen Marketing Business"), and (x) investing in emerging and established businesses in the information industry (the "Cognizant Enterprises Business");

                  WHEREAS, the Board of Directors of D&B has determined that it is appropriate, desirable and in the best interests of the holders of shares of common stock, par value $1.00 per share, of D&B (the "D&B Common Stock") to reorganize D&B to separate from D&B (i) the IMS Business, the Nielsen Media Research Business, the Gartner Group Business, the Pilot Business, the Erisco Business, the Saytam Software Business, the DBHC Business, the DBTA Business and the Cognizant Enterprises Business, and to cause such businesses to be owned and conducted, directly or

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indirectly, by Cognizant, and (ii) the Nielsen Marketing Business and the
Non-U.S. Media Business and to cause such businesses to be owned and conducted, directly or indirectly, by ACNielsen;

                  WHEREAS, in order to effect such separations, the Board of Directors of D&B has determined that it is appropriate, desirable and in the best interests of the holders of D&B Common Stock to take certain steps to reorganize D&B's Subsidiaries and businesses and then to distribute to the holders of the D&B Common Stock all the outstanding shares of common stock of Cognizant, together with the appurtenant share purchase rights (the "Cognizant Common Shares"), and all the outstanding shares of common stock of ACNielsen, together with the appurtenant share purchase rights (the "ACNielsen Common Shares");

                  WHEREAS, each of D&B, Cognizant and ACNielsen has determined that it is necessary and desirable, on or prior to the Distribution Date (as defined herein), to allocate and transfer those assets and to allocate and assign responsibility for those liabilities in respect of the activities of the businesses of such entities and those assets and liabilities in respect of other businesses and activities of D&B and its current and former Subsidiaries and other matters; and

                  WHEREAS, each of D&B, Cognizant and ACNielsen has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such Distribution and to set forth other agreements that will govern certain other matters following the Distribution.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I. DEFINITIONS

                  SECTION 1.1. General. As used in this Agreement, the following terms shall have the following meanings:

                     (a) "ACNielsen" shall mean ACNielsen Corporation, a Delaware corporation.

                     (b)    "ACNielsen Assets" shall mean:

                     (i) any and all Assets that are expressly contemplated by this Agreement, including the list of pre-Distribution reorganization steps attached as
                            Schedule 1.1(b)(i)(1) hereto, or any Ancillary Agreement (or included on Schedule 1.1(b)(i)(2) or any other Schedule hereto or thereto) as Assets which have been or are to be transferred to

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                                                                               3


                            ACNielsen or any other member of the ACNielsen
                            Group;

                     (ii) the ownership interests in those Business Entities listed on Schedule 1.1(b)(ii);

                     (iii) subject to Article VII, any rights of any member of the ACNielsen Group under any of the Policies, including any rights thereunder arising after the Distribution Date in respect of any Policies that are occurrence policies;

                     (iv) any ACNielsen Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any ACNielsen Asset or the ACNielsen Business;

                     (v) any Assets reflected on the ACNielsen Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for ACNielsen or any member of the ACNielsen Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet; and

                     (vi) any and all Assets owned or held immediately prior to the Distribution Date by D&B or any of its Subsidiaries (including Cognizant or any of its Subsidiaries) primarily relating to or used in the ACNielsen Business. The intention of this clause
                            (vi) is only to rectify any inadvertent omission of transfer or conveyance of any Asset that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as an ACNielsen Asset. No Asset shall be deemed to be an ACNielsen Asset solely as a result of this clause (vi) if such Asset is within the category or type of Asset expressly covered by the subject matter of an Ancillary Agreement. In addition, no Asset shall be deemed an ACNielsen Asset solely as a result of this clause (vi) unless a claim with respect thereto is made by ACNielsen on or prior to the first anniversary of the Distribution Date.

                                  Notwithstanding the foregoing, the ACNielsen
                             Assets shall not in any event include:
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                                                                               4


                     (x)    the Assets listed or described on Schedule
                            1.1(b)(x); or

                     (y) any Assets primarily relating to or used in any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with ACNielsen or any ACNielsen Business, except for those Assets primarily relating to or used in those Business Entities, businesses or operations listed on Schedule 1.1(b)(y); or

                     (z) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by any member of the D&B Group or the Cognizant Group.

                      In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not an ACNielsen Asset, any item explicitly included on a Schedule referred to in this Section 1.1(b) shall take priority over any provision of the text hereof, and clause (i) shall take priority over clause (v) of this paragraph (b) and over clause (v) of paragraph (w) of this
                      Section 1.1.

                  (c) "ACNielsen Balance Sheet" shall mean the combined balance sheet of the ACNielsen Group, including the notes thereto, as of June 30, 1996, set forth as Schedule 1.1(c) hereto.

                  (d) "ACNielsen Business" shall mean (i) the Nielsen Marketing Business and the Non-U.S. Media Business, (ii) the businesses of the members of the ACNielsen Group, (iii) any other business conducted primarily through the use of the ACNielsen Assets, and (iv) the businesses of Business Entities acquired or established by or for ACNielsen or any of its Subsidiaries after the date of this Agreement.

                  (e) "ACNielsen Common Shares" shall have the meaning as defined in the recitals hereto.

                  (f) "ACNielsen Contracts" shall mean the following contracts and agreements to which D&B or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement (i) that is not expressly contemplated to be transferred or assigned by any member of the D&B Group or (ii) that is expressly contemplated to be transferred or assigned to any member of the Cognizant Group, in

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                                                                               5



each case, pursuant to any provision of this Agreement or any Ancillary
Agreement:

                     (i)    any contracts or agreements listed or described on
                            Schedule 1.1(f)(i);

                     (ii) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the ACNielsen Group;

                     (iii) any contract or agreement that relates primarily to the ACNielsen Business;

                     (iv) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.1(f)(iv) and any other government contracts or agreements entered into after the date hereof and prior to the Distribution Date that relate primarily to the ACNielsen Business;

                     (v) any contract or agreement representing capital or operating equipment lease obligations reflected on the ACNielsen Balance Sheet, including obligations as lessee under those contracts or agreements listed on Schedule 1.1(f)(v);

                     (vi) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to any member of the ACNielsen Group; and

                     (vii) any guarantee, indemnity, representation or warranty of the ACNielsen Group.

                  (g) "ACNielsen Group" shall mean ACNielsen and each Business Entity which is contemplated to remain or become a Subsidiary of ACNielsen hereunder, which shall include those identified as such on Schedule 1.1(g) hereto, which Schedule shall also indicate the amount of ACNielsen's direct or indirect ownership interest therein.

                  (h) "ACNielsen Indemnitees" shall mean each member of the ACNielsen Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                     (i)    "ACNielsen Liabilities" shall mean:

                     (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including Schedule 1.1(i)(i) hereto) as Liabilities to be assumed by any member of the

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                                                                               6


                            ACNielsen Group, and all agreements, obligations and Liabilities of any member of the ACNielsen Group under this Agreement or any of the Ancillary Agreements;

                     (ii) all Liabilities (other than Taxes and any employee-related Liabilities), primarily relating to, arising out of or resulting from:

                                 (A) the operation of the ACNielsen Business, as
                            conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority));

                                 (B) the operation of any business conducted by
                            any member of the ACNielsen Group at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority)); or

                                 (C) any ACNielsen Assets;

                                 whether arising before, on or after the
                                 Distribution Date;

                     (iii) all Liabilities reflected as liabilities or obligations on the ACNielsen Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any discharge of such Liabilities subsequent to the date of the ACNielsen Balance Sheet.

                  Notwithstanding the foregoing, the ACNielsen Liabilities shall not include:

                     (x) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by any member of the D&B Group or by any member of the Cognizant Group, including any Liabilities set forth on Schedule 1.1(i)(x);
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                                                                               7


                     (y) any Liabilities primarily relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with ACNielsen or any ACNielsen Business (except for Liabilities primarily relating to, arising out of or resulting from those Business Entities, businesses or operations listed on Schedule 1.1(i)(y)); any Liabilities which are excluded by this clause (y) from the ACN Liabilities shall be deemed to be D&B Liabilities; or

                     (z) all agreements and obligations of any member of the D&B Group or the Cognizant Group under this Agreement or any of the Ancillary Agreements.

                  (j) "ACNielsen Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of D&B or any Subsidiary of D&B, which relate to the ACNielsen Business but do not relate to the D&B Business or the Cognizant Business, and which Policies are either maintained by ACNielsen or a member of the ACNielsen Group or assignable to ACNielsen or a member of the ACNielsen Group.

                  (k) "ACNielsen Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of D&B or any Subsidiary of D&B which relate to the ACNielsen Business, other than ACNielsen Policies.

                  (l) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  (m) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

                  (n) "Agent" shall have the meaning as defined in Section
2.1(b).

                  (o) "Agreement Disputes" shall have the meaning as defined in
Section 6.1.

                  (p) "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments,

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                                                                               8


the Data Services Agreements, the Employee Benefits Agreement, the Indemnity and Joint Defense Agreement, the Intellectual Property Agreement, the Shared Transaction Services Agreements, the TAM Master Agreement, the Tax Allocation Agreement and the Transition Services Agreement.

                  (q) "Assets" shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including, without limitation, the following:

                     (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                     (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                     (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                     (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                     (v) all interests in any capital stock or other equity interests of any Subsidiary or any other person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other person and all other investments in securities of any person;

                     (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                     (vii) all deposits, letters of credit and performance and surety bonds;
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                                                                               9


                     (viii) all written technical information, data,
                            specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                     (ix) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, data bases, other proprietary information and licenses from third persons granting the right to use any of the foregoing;

                     (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                     (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                     (xii) all prepaid expenses, trade accounts andother accounts and notes receivables;

                     (xiii) all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, chooses in action or similar rights, whether accrued or contingent;

                     (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                     (xv) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

                     (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and
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                                                                              10


                     (xvii) interest rate, currency, commodity or other swap,
                            collar, cap or other hedging or similar agreements or arrangements.

                  (r) "Assignee" shall have the meaning as defined in Section 2.1(f).

                  (s) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

                  (t) "Claims Administration" shall mean the processing of claims made under the Shared Policies, including, without limitation, the reporting of claims to the insurance carriers, management and defense of claims and providing for appropriate releases upon settlement of claims.

                  (u) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  (v) "Cognizant" shall mean Cognizant Corporation, a Delaware corporation.

                  (w) "Cognizant Assets" shall mean:

                     (i) any and all Assets that are expressly contemplated by this Agreement, including the list of pre-Distribution reorganization steps attached as
                            Schedule 1.1(b)(i)(1) hereto, or any Ancillary Agreement (or included on Schedule 1.1(w)(i) or any other Schedule hereto or thereto) as Assets which have been or are to be transferred to Cognizant or any other member of the Cognizant Group;

                     (ii) the ownership interests in those Business Entities listed on Schedule 1.1(w)(ii);

                     (iii) subject to Article VII, any rights of any member of the Cognizant Group under any of the Policies, including any rights thereunder arising after the Distribution Date in respect of any Policies that are occurrence policies;

                     (iv) any Cognizant Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any Cognizant Asset or the Cognizant Business;

                     (v) any Assets reflected on the Cognizant Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for

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                                                                              11


                            Cognizant or any member of the Cognizant Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet; and

                     (vi) any and all Assets owned or held immediately prior to the Distribution Date by D&B or any of its Subsidiaries (including ACNielsen or any of its Subsidiaries) primarily relating to or used in the Cognizant Business. The intention of this clause
                            (vi) is only to rectify any inadvertent omission of transfer or conveyance of any Asset that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a Cognizant Asset. No Asset shall be deemed to be a Cognizant Asset solely as a result of this clause (vi) if such Asset is within the category or type of Asset expressly covered by the subject matter of an Ancillary Agreement. In addition, no Asset shall be deemed a Cognizant Asset solely as a result of this clause (vi) unless a claim with respect thereto is made by Cognizant on or prior to the first anniversary of the Distribution Date.

                                 Notwithstanding the foregoing, the Cognizant
                            Assets shall not in any event include:

                            (x) the Assets listed or described on Schedule 1.1(w)(x); or

                            (y) any Assets primarily relating to or used in any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with Cognizant or any Cognizant Business, except for those Assets primarily relating to or used in those Business Entities, businesses or operations listed on Schedule 1.1(w)(y); or

                            (z)    any and all Assets that are expressly
                                   contemplated by this Agreement or any
                                   Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by any member of the D&B Group or the ACNielsen Group.

                            In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions,

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                                                                              12


                            for the purpose of determining what is and is not a Cognizant Asset, any item explicitly included on a Schedule referred to in this Section 1.1(w) shall take priority over any provision of the text hereof, and clause (i) shall take priority over clause (v) hereof of this paragraph (w) and over clause (v) of paragraph (b) of this section 1.1.

                     (x) "Cognizant Balance Sheet" shall mean the combined balance sheet of the Cognizant Group, including the notes thereto, as of June 30, 1996, set forth as
                            Schedule 1.1(x) hereto.

                     (y) "Cognizant Business" shall mean (i) the IMS Business, the Nielsen Media Research Business, the Gartner Business, the Pilot Business, the Erisco Business, the Saytam Software Business, the DBHC Business, the DBTA Business and the Cognizant Enterprises Business, (ii) the businesses of the members of the Cognizant Group, (iii) any other business conducted primarily through the use of the Cognizant Assets, and (iv) the businesses of Business Entities acquired or established by or for Cognizant or any of its Subsidiaries after the date of this Agreement.

                     (z) "Cognizant Common Shares" shall have the meaning as defined in the recitals hereto.

                  (aa) "Cognizant Contracts" shall mean the following contracts and agreements to which D&B or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement (i) that is not expressly contemplated to be transferred or assigned by any member of the D&B Group or (ii) that is expressly contemplated to be transferred or assigned to any member of the ACNielsen Group, in each case, pursuant to any provision of this Agreement or any Ancillary Agreement:

                     (i)    any contracts or agreements listed or described on
                            Schedule 1.1(aa)(i);

                     (ii) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Cognizant Group;

                     (iii) any contract or agreement that relates primarily to the Cognizant Business;

                     (iv) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.1(aa)(iv) and any other government contracts or agreements entered into

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                                                                              13


                            after the date hereof and prior to the Distribution Date that relate primarily to the Cognizant Business;

                     (v) any contract or agreement representing capital or operating equipment lease obligations reflected on the Cognizant Balance Sheet, including obligations as lessee under those contracts or agreements listed on Schedule 1.1(aa)(v);

                     (vi) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to Cognizant or any member of the Cognizant Group; and

                     (vii) any guarantee, indemnity, representation or warranty of any member of the Cognizant Group.

                  (ab) "Cognizant Enterprises Business" shall have the meaning as defined in the recitals hereto.

                  (ac) "Cognizant Group" shall mean Cognizant and each Business Entity which is contemplated to remain or become a Subsidiary of Cognizant hereunder, which shall include those identified as such on Schedule 1.1(ac) hereto, which Schedule shall also indicate the amount of Cognizant's direct or indirect ownership interest therein.

                  (ad) "Cognizant Indemnitees" shall mean Cognizant, each member of the Cognizant Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  (ae) "Cognizant Liabilities" shall mean:

                     (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including Schedule 1.1(ae)(i) hereto) as Liabilities to be assumed by Cognizant or any member of the Cognizant Group, and all agreements, obligations and Liabilities of any member of the Cognizant Group under this Agreement or any of the Ancillary Agreements;

                     (ii) all Liabilities (other than Taxes and any employee-related Liabilities), primarily relating to, arising out of or resulting from:

                                 (A) the operation of the Cognizant Business, as
                            conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority));

                                 (B) the operation of any business conducted by
                            Cognizant or any Subsidiary of Cognizant at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority)); or

                                 (C) any Cognizant Assets; whether arising
                            before, on or after the Distribution Date;

                     (iii) all Liabilities reflected as liabilities or obligations on the Cognizant Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, subject to any discharge of such Liabilities subsequent to the date of the Cognizant Balance Sheet.

                  Notwithstanding the foregoing, the Cognizant Liabilities shall not include:

                     (x) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by D&B or any member of the D&B Group or by ACNielsen or any member of the ACNielsen Group, including any Liabilities set forth in
                            Schedule 1.1(ae)(x);

                     (y) any Liabilities primarily relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with Cognizant or any Cognizant Business (except for Liabilities primarily relating to, arising out of or resulting from those Business Entities, businesses or operations listed in Schedule 1.1(ae)(y)); any Liabilities which are excluded by this clause (y) from the definition of Cognizant Liabilities shall be deemed to be D&B Liabilities; or

                     (z) all agreements and obligations of any member of the D&B Group or the ACNielsen Group under this Agreement or any of the Ancillary Agreements.

                  (af) "Cognizant Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of D&B or any Subsidiary of D&B, which relate to the Cognizant Business but do not relate to the D&B Business or the ACNielsen Business, and which Policies are either maintained by Cognizant or a member of the Cognizant Group or assignable to Cognizant or a member of the Group.

                  (ag) "Cognizant Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of D&B or any Subsidiary of D&B which relate to the Cognizant Business, other than Cognizant Policies.

                  (ah) "Commission" shall have the meaning as defined in Section 4.2(b).

                  (ai) "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents heretofore entered into and to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise arising out of or relating to the transactions contemplated by this Agreement, which shall be in substantially the forms attached hereto as Schedule 1.1(ai) for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States, or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, shall be in such other form or forms as the parties agree and as may be required by the laws of such non-U.S. jurisdictions.

                  (aj) "Data Services Agreements" shall mean the Data Services Agreements between and among D&B, Cognizant and ACNielsen.

                  (ak) "D&B" shall mean The Dun & Bradstreet Corporation, a Delaware corporation.

                  (al) "D&B Assets" shall mean, collectively, all the rights and Assets owned or held by D&B or any Subsidiary of D&B, except the Cognizant Assets and ACNielsen Assets.

                  (am) "D&B Business" shall mean each and every business conducted at any time by D&B or any Subsidiary of D&B except a Cognizant Business or an ACNielsen Business.

                  (an) "D&B Common Stock" shall have the meaning as defined in the recitals hereto.

                  (ao) "D&B Contracts" shall mean all the contracts and agreements to which D&B or any of its Affiliates is a party or by which it or any of its Affiliates is bound, except the Cognizant Contracts and the ACNielsen Contracts.

                  (ap) "D&B Group" shall mean D&B and each person (other than any member of the Cognizant Group or the ACNielsen Group) that is a Subsidiary of D&B.

                  (aq) "D&B Indemnitees" shall mean D&B, each member of the D&B Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except the Cognizant Indemnitees and ACNielsen Indemnitees.

                  (ar) "D&B Liabilities" shall mean collectively, all obligations and Liabilities of D&B or any Subsidiary of D&B, except the Cognizant Liabilities and ACNielsen Liabilities.

                  (as) "D&B Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of D&B or any Subsidiary of D&B which do not relate to the Cognizant Business or the ACNielsen Business.

                  (at) "DBHC Business" shall have the meaning as defined in the recitals hereto.

                  (au) "DBTA Business" shall have the meaning as defined in the recitals hereto.

                  (av) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of D&B Common Stock as of the Distribution Record Date of (i) the Cognizant Common Shares owned by D&B on the basis of one Cognizant Common Share for each outstanding share of D&B Common Stock and (ii) the ACNielsen Common Shares owned by D&B on the basis of one ACNielsen Common Share for each three outstanding shares of D&B Common Stock.

                  (aw) "Distribution Date" shall mean November 1, 1996.

                  (ax) "Distribution Record Date" shall mean such date as may be determined by D&B's Board of Directors as the record date for the Distribution.

                  (ay) "Effective Time" shall mean immediately after the midnight, New York time, ending the 24-hour period comprising October 31, 1996.

                  (az) "Employee Benefits Agreement" shall mean the Employee Benefits Agreement among D&B, Cognizant and ACNielsen.

                  (ba) "Erisco Business" shall have the meaning as defined in the recitals hereto.

                  (bb) "Gartner Group Business" shall have the meaning as defined in the recitals hereto.

                  (bc) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  (bd) "IMS Business" shall have the meaning as defined in the recitals hereto.

                  (be) "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' fees and any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

                  (bf) "Indemnifying Party" shall have the meaning as defined in
Section 3.4.

                  (bg) "Indemnitee" shall have the meaning as defined in Section 3.4.

                  (bh) "Indemnity and Joint Defense Agreement" shall mean the Indemnity and Joint Defense Agreement by and among D&B, Cognizant and ACNielsen.

                  (bi) "Information Statement" shall mean the Information Statement sent to the holders of shares of D&B Common Stock in connection with the Distribution, including any amendment or supplement thereto.

                  (bj) "Insurance Administration" shall mean, with respect to each Shared Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Shared Policies; and the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence, per claim or aggregate limits of any Shared Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

                  (bk) "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

                  (bl) "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Shared Policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively-rated premium adjustments.

                  (bm) "Intellectual Property Agreement" shall mean the Intellectual Property Agreement among D&B, Cognizant and ACNielsen.

                  (bn) "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

                  (bo) "Nielsen Marketing Business" shall have the meaning as defined in the recitals hereto.

                  (bp) "Nielsen Media Research Business" shall have the meaning as defined in the recitals hereto.

                  (bq) "Non-U.S. Media Business" shall have the meaning as defined in the recitals hereto.

                  (br) "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  (bs) "Pilot Business" shall have the meaning as defined in the recitals hereto.

                  (bt) "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

                  (bu) "Provider" shall have the meaning as defined in Section 5.1.

                  (bv) "Recipient" shall have the meaning as defined in Section 5.1.

                  (bw) "Records" shall have the meaning as defined in Section
4.1.

                  (bx) "Rules" shall have the meaning as defined in Section 6.2.

                  (by) "Security Interest" shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  (bz) "Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of D&B or any of its Subsidiaries which relate to one or more of the D&B Business, the Cognizant Business or the ACNielsen Business.

                  (ca) "Shared Transaction Services Agreements" shall mean the Shared Transaction Services Agreements among D&B, Cognizant and ACNielsen or Subsidiaries thereof.

                  (cb) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

                  (cc) "TAM Master Agreement" shall mean the master agreement between Cognizant and ACNielsen, including any agreements ancillary thereto, relating to the conduct of the television audience measurement business after the Distribution.

                  (cd) "Tax" shall have the meaning set forth in the Tax Allocation Agreement.

                  (ce) "Tax Allocation Agreement" shall mean the Tax Allocation Agreement among D&B, Cognizant and ACNielsen.

                  (cf) "Third Party Claim" shall have the meaning as defined in
Section 3.5.

                  (cg) "Transition Services Agreement" shall mean the Transition Services Agreement among D&B, Cognizant and ACNielsen.

                  SECTION 1.2. References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

ARTICLE II. DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

                  SECTION 2.1. The Distribution and Other Transactions.

                  (a) Certain Transactions. On or prior to the Distribution
Date:

                       (i) D&B shall, on behalf of itself and its Subsidiaries,
                  transfer or cause to be transferred to Cognizant or another member of the Cognizant Group effective prior to or as of the Effective Time all of D&B's and its Subsidiaries' right, title and interest in the Cognizant Assets. D&B shall, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to ACNielsen or another member of the ACNielsen Group effective prior to or as of the Effective Time all of D&B's and its Subsidiaries' right, title and interest in the ACNielsen Assets.

                       (ii) Cognizant shall, on behalf of itself and its
                  Subsidiaries, transfer or cause to be transferred to D&B or another member of the D&B Group effective prior to or as of the Effective Time all of Cognizant's and its Subsidiaries' right, title and interest in the D&B Assets. Cognizant shall, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to ACNielsen or another member of the ACNielsen Group effective prior to or as of the

                  Effective Time all of Cognizant's and its Subsidiaries' right, title and interest in the ACNielsen Assets.

                       (iii) ACNielsen shall, on behalf of itself and its
                  Subsidiaries, transfer or cause to be transferred to Cognizant or another member of the Cognizant Group effective prior to or as of the Effective Time all of ACNielsen's and its Subsidiaries' right, title and interest in the Cognizant Assets. ACNielsen shall, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to D&B or another member of the D&B Group effective prior to or as of the Effective Time all of ACNielsen's and its Subsidiaries' right, title and interest in the D&B Assets.

                       (iv) To the extent not indicated by Schedule 1.1(b)(i)(1)
                  or otherwise agreed by the parties hereto, D&B, Cognizant or ACNielsen, as applicable, shall be entitled to designate the Business Entity within such party's respective Group to which any Assets are to be transferred pursuant to this Section 2.1(a).

                  (b) Stock Dividends to D&B. On or prior to the Distribution
Date:

                       (i) Cognizant shall issue to D&B as a stock dividend such
                  number of Cognizant Common Shares as will be required to effect the Distribution, as certified by D&B's stock transfer agent (the "Agent"). In connection therewith D&B shall deliver to Cognizant for cancellation the share certificate held by it representing Cognizant Common Shares and shall receive a new certificate representing the total number of Cognizant Common Shares to be owned by D&B after giving effect to such stock dividend.

                       (ii) ACNielsen shall issue to D&B as a stock dividend
                  such number of ACNielsen Common Shares as will be required to effect the Distribution, as certified by the Agent. In connection therewith D&B shall deliver to ACNielsen for cancellation the share certificate held by it representing ACNielsen Common Shares and shall receive a new certificate representing the total number of ACNielsen Common Shares to be owned by D&B after giving effect to such stock dividend.

                  (c) Charters; By-laws; Rights Plans. On or prior to the Distribution Date:

                       (i) All necessary actions shall have been taken to
                  provide for the adoption of the form of Certificate of Incorporation and By-laws and the execution and delivery of the form of Rights Agreement filed by Cognizant with the Commission as exhibits to Cognizant's Registration Statement on Form 10.

                       (ii) All necessary actions shall have been taken to
                  provide for the adoption of the form of Certificate of Incorporation, By-laws and the execution and delivery of the form of Rights Agreement filed by ACNielsen with the Commission as exhibits to ACNielsen's Registration Statement on Form 10.

                  (d) Directors. On or prior to the Distribution Date, D&B, as the sole stockholder of Cognizant and ACNielsen, shall have taken all necessary action on or prior to the Distribution Date to cause the Board of Directors of Cognizant and the Board of Directors of ACNielsen to consist of the individuals identified in the Information Statement as directors of Cognizant and ACNielsen, respectively.

                  (e) Certain Licenses and Permits. Without limiting the generality of the obligations set forth in Section 2.1(a), on or prior to the Distribution Date or as soon as reasonably practicable thereafter:

                       (i) all transferable licenses, permits and authorizations
                  issued by any Governmental Authority which relate primarily to the Cognizant Business or the ACNielsen Business but which are held in the name of any member of the D&B Group, or in the name of any employee, officer, director, stockholder or agent of any such member, or otherwise, on behalf of a member of the Cognizant Group or the ACNielsen Group, as applicable, shall be duly and validly transferred or caused to be transferred by D&B to the appropriate member of the Cognizant Group or the ACNielsen Group, as applicable;

                       (ii) all transferable licenses, permits and
                  authorizations issued by Governmental Authorities which relate primarily to the D&B Business or the ACNielsen Business but which are held in the name of any member of the Cognizant Group, or in the name of any employee, officer, director, stockholder, or agent of any such member, or otherwise, on behalf of a member of the D&B Group or the ACNielsen Group, as applicable, shall be duly and validly transferred or caused to be transferred by Cognizant to the appropriate member of the D&B Group or the ACNielsen Group, as applicable; and

                       (iii) all transferable licenses, permits and
                  authorizations issued by Governmental Authorities which relate primarily to the Cognizant Business or the D&B Business but which are held in the name any member of the ACNielsen Group, or any employee, officer, director, stockholder, or agent of any such member, or otherwise, on behalf of a member of the Cognizant Group or the D&B Group, as applicable, shall be duly and validly transferred or caused to be transferred by ACNielsen to the appropriate member of the Cognizant Group or the D&B Group, as applicable.

                  (f) Transfer of Agreements. Without limiting the generality of the obligations set forth in Section 2.1(a):

                       (i) D&B hereby agrees that on or prior to the
                  Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this
                  Section 2.1(f), it will, and it will cause each member of the D&B Group to, assign, transfer and convey (A) to the appropriate member of the Cognizant Group all of D&B's or such member of the D&B Group's respective right, title and interest in and to any and all Cognizant Contracts, and (B) to the appropriate member of the ACNielsen Group all of D&B's or such member of the D&B Group's respective right, title and interest in and to any and all ACNielsen Contracts.

                       (ii) Cognizant hereby agrees that on or prior to the
                  Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this
                  Section 2.1(f), it will, and it will cause each member of the Cognizant Group to, assign, transfer and convey (A) to the appropriate member of the D&B Group all of Cognizant's or such member of the Cognizant Group's respective right, title and interest in and to any and all D&B Contracts, and (B) to the appropriate member of the ACNielsen Group all of Cognizant's or such member of the Cognizant Group's respective right, title and interest in and to any and all ACNielsen Contracts.

                       (iii) ACNielsen hereby agrees that on or prior to the
                  Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this
                  Section 2.1(f), it will, and it will cause each member of the ACNielsen Group to, assign, transfer and convey (A) to the appropriate member of the D&B Group all of ACNielsen's or such member of the ACNielsen Group's respective right, title and interest in and to any and all D&B Contracts, and (B) to the appropriate member of the Cognizant Group all of ACNielsen's or such member of the ACNielsen Group's respective right, title and interest in and to any and all Cognizant Contracts.

                       (iv) Subject to the provisions of this Section 2.1(f),
                  any agreement to which any of the parties hereto or any of their Subsidiaries is a party that inures to the benefit of more than one of the D&B Business, Cognizant Business and ACNielsen Business shall be assigned in part so that each party shall be entitled to the rights and benefits inuring to its business under such agreement.

                       (v) The assignee of any agreement assigned, in whole or
                  in part, hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement or, in the case of a partial assignment under paragraph (f)(iv), such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution.

                       (vi) Notwithstanding anything in this Agreement to the
                  contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the assignor or Assignee thereof. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the intended Assignee would not, in fact, receive all such rights, the parties will cooperate with each other in any arrangement designed to provide for the intended Assignee the benefits of, and to permit the intended Assignee to assume liabilities under, any such agreement.

                  (g) Consents. The parties hereto shall use their commercially reasonable efforts to obtain required consents to transfer and/or assignment of licenses, permits and authorizations of Governmental Authorities and of agreements hereunder.

                  (h) Delivery of Shares to Agent. D&B shall deliver to the Agent the share certificates representing the Cognizant Common Shares and the ACNielsen Common Shares issued to D&B by Cognizant and ACNielsen, respectively, pursuant to Section 2.1(b) and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such Common Shares to holders of record of shares of D&B Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. Cognizant and ACNielsen shall provide all share certificates that the Agent shall require in order to effect the Distribution.

                  (i) Certain Liabilities. For purposes of this Agreement, including Article III hereof, D&B agrees with each of Cognizant and ACNielsen that any and all Liabilities arising from or based upon misstatements in or omissions from the Form 10 filed by either such party shall be deemed to be D&B Liabilities and not Cognizant Liabilities or ACNielsen Liabilities, as the case may be.

                  (j) Certain Contingencies.

                       (i) ACNielsen and Cognizant shall observe and comply with
                  the provisions of Schedule 2.1(j)(i) pursuant to which, under the circumstances described therein, certain contributions to the capital of ACNielsen may be made.

                       (ii) Cognizant shall be liable for a portion of the
                  liabilities related to certain prior business transactions to the extent and in the circumstances described in Schedule 2.1(j)(ii).

                       (iii) (A) D&B and Cognizant agree that to the extent the
                  aggregate cash proceeds received by D&B upon the disposition of the businesses known as Dun & Bradstreet Software, NCH Promotional Services and American Credit Indemnity are higher or lower than the aggregate amount set forth on Schedule 2.1(j)(iii)(A), 50% of any such excess shall be deemed to be a Cognizant Asset and be payable by D&B to Cognizant immediately upon the consummation of the disposition of the last of such businesses remaining with D&B, and 50% of any such deficit shall be deemed to be a Cognizant Liability and be payable by Cognizant to D&B immediately upon the consummation of the disposition of the last of such businesses remaining with D&B.

                             (B) In addition, Cognizant and D&B shall each be
                  entitled to receive 50% of the aggregate operating cash flow, if any, of each such business from the Distribution Date to the date of the disposition of such business (where operating cash flow shall be determined by the accounting procedures that had been applied by D&B prior to the Distribution for determining operating cash flow, applied on a consistent basis), and shall each be liable for 50% of any liabilities arising in connection with such disposition to the extent such liabilities exceed the amount set forth in Schedule 2.1(j)(iii)(B).

                             (C) Cognizant shall have primary responsibility for
                  marketing, negotiating and consummating the disposition of the business known as Dun & Bradstreet Software; Cognizant and ACNielsen shall have primary responsibility for marketing, negotiating and consummating the disposition of the business known as NCH Promotional Services; and D&B shall have primary responsibility for marketing, negotiating and consummating the disposition of the business known as American Credit Indemnity. D&B shall enter into an agreement to sell the business known as NCH Promotional Services on such terms as may be recommended by Cognizant.

                       (iv) D&B and Cognizant shall be liable for the portions
                  of certain Liabilities described in Schedule 2.1(j)(iv) to the extent and in circumstances described in such Schedule.

                       (v) If ACNielsen Company of Canada Limited ("ACN Canada")
                  does not receive C$ 13,675,000 from The D&B Companies of Canada, Ltd. ("D&B Canada") with respect to amounts held in the accounts of D&B Canada pending the final accounting for the restructuring of D&B's operations in Canada by the Toronto office of Coopers & Lybrand L.L.P., then D&B will promptly pay ACNielsen an amount equal to the U.S. dollar equivalent of C$ 13,675,000 less the amount received by ACN Canada from D&B Canada, and if ACN-Canada receives more than C$ 13,675,000 from D&B Canada, then ACNielsen will promptly pay D&B an amount equal to the U.S. dollar equivalent of the amount received by ACN-Canada in excess of C$ 13,675,000. For purposes of the foregoing, the U.S. dollar equivalent shall be based on the rate published by the Wall Street Journal for purchasing U.S. dollars with Canadian dollars on the date the final accounting is made.

                       (vi) If D&B is required to pay an aggregate amount to
                  discharge the several categories of expenses set forth on
                  Schedule 2.1 (j)(vi) hereto in excess of the total estimated amount of such expenses as set forth on such Schedule, then Cognizant shall be liable for 50% of any such excess amount, provided, however, that Cognizant shall not be liable for any expenses incurred by D&B after June 30, 1997, and shall only share in the responsibility to pay such expenses if such expenses are incurred in order to consummate the Distribution or the several transactions contemplated by this Agreement or by any Ancillary Agreement.

                       (k) Matters Relating to Certain Partnerships.

                       (i) The interest in Duns Licensing Associates L.P. held
                  by members of the D&B Group will be retired prior to or as promptly as practicable after the Distribution in exchange for
                  (x) those assets of Duns Licensing Associates L.P. that are currently licensed to members of the D&B Group and (y) the stock of a subsidiary currently held by Duns Licensing Associates L.P. all as more fully set forth in Schedule 2.1(k)(i). The parties also agree to take the further actions set forth on Schedule 2.1(k)(i).

                       (ii) Prior to the Distribution Record Date, IMS America,
                  Ltd. shall withdraw as a partner of D&B Investors, L.P. (the "Partnership") and, in connection with such withdrawal, shall receive from the Partnership 800,000 shares of D&B Common Stock from the Partnership and a warrant (the "Warrant") to purchase up to 3,000,000 shares of D&B Common Stock. Cognizant agrees that it will not sell, and will not permit the sale, to any non-affiliated third-party of any of the D&B Common Stock so received from the Partnership, the Warrant, any shares of D&B Common Stock received upon exercise of the Warrant, or any shares of ACNielsen Common Stock received as a result of being the holder of record of D&B Common Stock on the Distribution Record Date. D&B agrees that Cognizant or any of its Subsidiaries may at any time after the Distribution Date sell any of such D&B Common Stock or the Warrant to D&B at the market value thereof on such sale date (calculated as described below) by giving D&B written notice of such proposed sale five business days in advance thereof. ACNielsen agrees that Cognizant or any of its Subsidiaries may at any time after the Distribution Date sell any of such ACNielsen Common Stock to ACNielsen at the market value thereof on such sale date (calculated as described below) by giving ACNielsen written notice of such proposed sale five business days in advance thereof. Any such notice to D&B or ACNielsen shall be irrevocable. For purposes of the foregoing, the market value of the D&B Common Stock or the ACNielsen Common stock on any date on which any such securities are to be sold pursuant hereto shall be equal to the average of the closing prices therefore on the New York Stock Exchange on each of the five trading days preceding such date, and the market value of the Warrant on any date shall be equal to the amount determined by Merrill Lynch & Co. based upon the Black-Scholes option-pricing model as the market value of such Warrant.

                  (l) Other Transactions. On or prior to the Distribution Date, each of D&B, Cognizant and ACNielsen shall consummate those other transactions in connection with the Distribution that are contemplated by the ruling request submissions by D&B to the Internal Revenue Service in respect of the ruling granted on August 6, 1996, and not specifically referred to in subparagraphs
(a)-(k) above. After the Distribution Date, each of D&B, Cognizant and ACNielsen will exercise good faith commercially reasonable efforts to consummate as promptly as practicable all other transactions which must be consummated in order fully to complete the Distribution and any of the transactions contemplated hereby or by any of the Ancillary Agreements.

                  SECTION 2.2. Intercompany Accounts.

                  All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for hereunder or under any Ancillary Agreement, including payables created or required hereby or by any Ancillary Agreement), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, (i) between any member of the Cognizant Group, on the one hand, and any member of the D&B Group, on the other hand, (ii) between any member of the ACNielsen Group, on the one hand, and any member of the D&B Group, on the other hand, or (iii) between any member of the Cognizant Group, on the one hand, and any member of the ACNielsen Group, on the other hand, in each case, which exist and are reflected in the accounting records of the relevant parties as of October 31, 1996 or which arise on or after November 1, 1996 shall be paid or settled in the ordinary course of business in a manner consistent with the payment or settlement of similar accounts arising from transactions with third parties.

                  SECTION 2.3. Cash balances. In addition to any other obligations hereunder or under any Ancillary Agreement or otherwise, on the Distribution Date, D&B shall deliver, in immediately available funds, $62.0 million to ACNielsen and $200.6 million to Cognizant. If, by October 31, 1996, any business referred to in Section 2.1(j)(iii) has not been sold, the amount payable to Cognizant pursuant to the preceding sentence shall be reduced by the amount of cash expected to be received upon such sale, as set forth on Schedule 2.1(j)(iii)(A), and, if and when such business is actually sold, Cognizant shall be entitled to the cash proceeds received upon such sale, subject, however, to the adjustments required by Section 2.1(j)(iii).

                  SECTION 2.4. Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, and subject to Section 2.3 hereof, from and after the Effective Time, (i) D&B shall, and shall cause each member of the D&B Group to, assume, pay, perform and discharge all D&B Liabilities, (ii) Cognizant shall, and shall cause each member of the Cognizant Group to, assume, pay, perform and discharge all Cognizant Liabilities, and (iii) ACNielsen shall, and shall cause each member of the ACNielsen Group to, assume, pay, perform and discharge all ACNielsen Liabilities. To the extent reasonably requested to do so by another party hereto, each party hereto agrees to sign such documents, in a form reasonably satisfactory to such party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder.

                  SECTION 2.5. Resignations. (a) Subject to Section 2.5(d), D&B shall cause all its employees to resign, effective as of the Distribution Date, from all positions as officers or directors of any member of the Cognizant Group in which they serve, and Cognizant shall cause all its employees to resign, effective as of the Effective Time, from all positions as officers or directors of any members of the D&B Group in which they serve.

                  (b) Subject to Section 2.5(d), D&B shall cause all its employees to resign, effective as of the Distribution Date, from all positions as officers or directors of any member of the ACNielsen Group in which they serve, and ACNielsen shall cause all its employees to resign, effective as of the Effective Time, from all positions as officers or directors of any members of the D&B Group in which they serve.

                  (c) Subject to Section 2.5(d), ACNielsen shall cause all its employees to resign, effective as of the Distribution Date, from all positions as officers or directors of any member of the Cognizant Group in which they serve, and Cognizant shall cause all its employees to resign, effective as of the Effective Time, from all positions as officers or directors of any member of the ACNielsen Group in which they serve.

                  (d) No person shall be required by any party hereto to resign from any position or office with another party hereto if such person is disclosed in the Information Statement as the person who is to hold such position or office following the Distribution.

                  SECTION 2.6. Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, D&B, Cognizant and ACNielsen shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

                  SECTION 2.7. Limited Representations or Warranties. Each of the parties hereto agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, as to title or value of Assets being transferred. It is also agreed that, notwithstanding anything to the contrary otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, all Assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.6) the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that such party's or any of the Subsidiaries' title to any such Assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto agrees that, except as otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, no party hereto is representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

                  SECTION 2.8. Guarantees. (a) Except as otherwise specified in any Ancillary Agreement, D&B, Cognizant and ACNielsen shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, any member of the D&B Group removed as guarantor of or obligor for any Cognizant Liability or ACNielsen Liability, including, without limitation, in respect of those guarantees set forth on
Schedule 2.8(a) to the extent that they relate to Cognizant Liabilities or ACNielsen Liabilities.

                  (b) Except as otherwise specified in any Ancillary Agreement, D&B, Cognizant and ACNielsen shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, any member of the Cognizant Group removed as guarantor of or obligor for any D&B Liability or ACNielsen Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.8(b) to the extent that they relate to D&B Liabilities or ACNielsen Liabilities.

                  (c) Except as otherwise specified in any Ancillary Agreement, D&B, Cognizant and ACNielsen shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, any member of the ACNielsen Group removed as guarantor of or obligor for any D&B Liability or Cognizant Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.8(c) to the extent that they relate to D&B Liabilities or Cognizant Liabilities.

                  (d) If D&B, Cognizant or ACNielsen is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a)-(c) of this Section 2.8, the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by law or the terms thereof, the relevant beneficiary shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder from and after the date hereof.

                  SECTION 2.9. Witness Services. At all times from and after the Distribution Date, each of D&B, Cognizant and ACNielsen shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action between the requesting party and D&B, Cognizant or ACNielsen, as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

                  SECTION 2.10. Certain Post-Distribution Transactions. (a)(i) D&B shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by D&B for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, D&B will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

                  (b) (i) Cognizant shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by D&B for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, Cognizant will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

                  (c) (i) ACNielsen shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made with respect to ACNielsen to the Internal Revenue Service in connection with the request by D&B for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and
(ii) until two years after the Distribution Date, ACNielsen will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

                  SECTION 2.11. Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective as of the Distribution Date. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this

Article II. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

                  SECTION 2.12. Conveyancing and Assumption Instruments. In connection with the transfers of Assets and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in substantially the form contemplated hereby for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, in such other form as the parties shall reasonably agree, including the transfer of real property with deeds as may be appropriate. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to transfer title to stock and, to the extent required by applicable law, by notation on public registries.

                  SECTION 2.13. Ancillary Agreements. Prior to the Distribution Date, each of D&B, Cognizant and ACNielsen shall enter into, and/or (where applicable) shall cause members of their respective Groups to enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

                  SECTION 2.14. II.14. Corporate Names. (a) Except as otherwise specifically provided in any Ancillary Agreement:

                       (i) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, Cognizant and ACNielsen will each, at their own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of their respective property or premises or on the property or premises used by them or their respective Subsidiaries (except property or premises to be shared with D&B or its Subsidiaries after the Distribution) which refer or pertain to D&B or which include the D&B name, logo or other trademark or other D&B intellectual property;

                       (ii) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, Cognizant and ACNielsen will, and will cause their respective Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind, all references to D&B, including the "Dun & Bradstreet" name, logo and any other trademark or other D&B intellectual property (except that neither Cognizant nor ACNielsen shall be required to take any such action with respect to materials in the possession of customers), and neither Cognizant, ACNielsen nor any of their respective Subsidiaries shall use or display the "Dun & Bradstreet" name, logo or other trademarks or D&B intellectual property without the prior written consent of D&B; and

                       (iii) as soon as reasonably practicable after the
                  Distribution Date, but in any event within six months thereafter, Cognizant and ACNielsen will, and will cause their respective Subsidiaries to, change their corporate names to the extent necessary to remove and eliminate any reference to D&B, including the "Dun & Bradstreet" name; provided, however, that notwithstanding the foregoing requirements of this
                  Section 2.14(a), if Cognizant or ACNielsen has exercised good faith efforts to comply with this clause (iii) but is unable, due to regulatory or other circumstance beyond its control, to effect a corporate name change in compliance with applicable law, then the relevant party or its Subsidiary will not be deemed to be in breach hereof if it continues to exercise good faith efforts to effectuate such name change and does effectuate such name change within nine months after the Distribution Date, and, in such circumstances, such party may continue to include in exterior signs and other identifiers and in letterhead, envelopes, invoices and other communications references to the name which includes references to D&B, but only to the extent necessary to identify such party and only until such party's corporate name can be changed to remove and eliminate such references.

                  (b) Except as otherwise specifically provided in any Ancillary
Agreement:

                       (i) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, D&B and Cognizant will each, at their own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of their respective property or premises owned or used by them or their respective Subsidiaries (except property or premises to be shared with ACNielsen or its Subsidiaries after the Distribution) which refer or pertain to ACNielsen or which include the "ACNielsen" or "A.C. Nielsen" name, logo or other trademark or other ACNielsen intellectual property;

                       (ii) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, D&B and Cognizant will each, and will cause their respective Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind, all references to ACNielsen, including the "ACNielsen" and "A.C. Nielsen" name, logo and any other trademark or other ACNielsen intellectual property (except that neither D&B nor Cognizant shall be required to take any such action with respect to materials in the possession of customers), and neither D&B nor any of its Subsidiaries shall use or display the "ACNielsen" or "A.C. Nielsen" name, logo or other trademarks or ACNielsen intellectual property without the prior written consent of ACNielsen; and

                       (iii) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, D&B and Cognizant will, and will cause their respective Subsidiaries to, change their corporate names to the extent necessary to remove and eliminate any reference to ACNielsen, including the "ACNielsen" or "A.C. Nielsen" name; provided, however, (i) that nothing in this Section 2.14(b) shall be construed to modify any other agreement of the parties concerning intellectual property set forth in any Ancillary Agreement, including any provision thereof concerning the use of a name incorporating, referring to or derived from the "Nielsen" name, and (ii) that notwithstanding the foregoing requirements of this Section 2.14(b), if D&B or Cognizant has exercised good faith efforts to comply with this clause (iii) but is unable, due to regulatory or other circumstance beyond its control, to effect a corporate name change in compliance with applicable law, then the relevant party or its Subsidiary will not be deemed to be in breach hereof if it continues to exercise good faith efforts to effectuate such name change and does effectuate such name change within nine months after the Distribution Date, and, in such circumstances, such party may continue to include in exterior signs and other identifiers and in letterhead, envelopes, invoices and other communications references to the name which includes references to ACNielsen, but only to the extent necessary to identify such party and only until such party's corporate name can be changed to remove and eliminate such references.

                  (c) Each of D&B and ACNielsen acknowledges that they have no interest in nor any right to use or display the Cognizant name or any Cognizant trademark or intellectual property in any way, except to the extent specifically set forth in the Intellectual Property Agreement and the TAM Master Agreement.

ARTICLE III. INDEMNIFICATION

                  SECTION 3.1. Indemnification by D&B. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, D&B shall indemnify, defend and hold harmless the Cognizant Indemnitees and the ACNielsen Indemnitees from and against any and all Indemnifiable Losses of the Cognizant Indemnitees and the ACNielsen Indemnitees, respectively, arising out of, by reason of or otherwise in connection with the D&B Liabilities or alleged D&B Liabilities, including any breach by D&B of any provision of this Agreement or any Ancillary Agreement.

                  SECTION 3.2. Indemnification by Cognizant. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Cognizant shall indemnify, defend and hold harmless the D&B Indemnitees and the ACNielsen Indemnitees from and against any and all Indemnifiable Losses of the D&B Indemnitees and the ACNielsen Indemnitees, respectively, arising out of, by reason of or otherwise in connection with the Cognizant Liabilities or alleged Cognizant Liabilities, including any breach by Cognizant of any provision of this Agreement or any Ancillary Agreement.

                  SECTION 3.3. Indemnification by ACNielsen. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, ACNielsen shall indemnify, defend and hold harmless the D&B Indemnitees and the Cognizant Indemnitees from and against any and all Indemnifiable Losses of the D&B Indemnitees and the Cognizant Indemnitees, respectively, arising out of, by reason of or otherwise in connection with the ACNielsen Liabilities or alleged ACNielsen Liabilities, including any breach by ACNielsen of any provision of this Agreement or any Ancillary Agreement.

                  SECTION 3.4. Procedures for Indemnification.

                  (a) Third Party Claims. If a claim or demand is made against an ACNielsen Indemnitee, a Cognizant Indemnitee or a D&B Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to Section 3.1, Section 3.2 or Section 3.3 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                  If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

                  If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

                  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                  (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  (c) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  SECTION 3.5. Indemnification Payments. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

ARTICLE IV. ACCESS TO INFORMATION

                  SECTION 4.1. Provision of Corporate Records.

                  (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by Cognizant or ACNielsen for specific and identified agreements, documents, books, records or files (collectively, "Records") which relate to (x) Cognizant or ACNielsen or the conduct of the Cognizant Business or ACNielsen Business, as the case may be, up to the Effective Time, or (y) any Ancillary Agreement to which D&B and Cognizant and/or ACNielsen are parties, as applicable, D&B shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession or control of D&B or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting party.

                  (b) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by D&B or ACNielsen for specific and identified Records which relate to (x) D&B or ACNielsen or the conduct of the D&B Business or the ACNielsen Business, as the case may be, up to the Effective Time, or (y) any Ancillary Agreement to which Cognizant and D&B and/or ACNielsen are parties, as applicable, Cognizant shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession or control of Cognizant or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting party.

                  (c) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the

Distribution Date, upon the prior written request by D&B or Cognizant for specific and identified Records which relate to D&B or Cognizant or the conduct of the D&B Business or the Cognizant Business, as the case may be, up to the Effective Time, or any Ancillary Agreement to which ACNielsen and D&B and/or Cognizant are parties, as applicable, ACNielsen shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession or control of ACNielsen or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting party.

                  SECTION 4.2. Access to Information. Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of D&B, Cognizant and ACNielsen shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to (x) such other party or the conduct of its business prior to the Effective Time or (y) any Ancillary Agreement to which each of the party requesting such access and the party requested to grant such access are parties.

                  SECTION 4.3. Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

                  SECTION 4.4. Confidentiality. Each of (i) D&B and its Subsidiaries, (ii) Cognizant and its Subsidiaries and (iii) ACNielsen and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or
(B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (w) relates to or was acquired during the period up to the Effective Time, (x) relates to any Ancillary Agreement, (y) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, or (z) is based upon or is derived from information described in the preceding clauses (w), (x) or (y), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

                  SECTION 4.5. Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of the members of the D&B Group, the members of the Cognizant Group, and the members of the ACNielsen Group, and that each of the members of the D&B Group, the members of the Cognizant Group, and the members of the ACNielsen Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

                  (a) D&B shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the D&B Business, whether or not the privileged information is in the possession of or under the control of D&B, Cognizant or ACNielsen. D&B shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting D&B Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by D&B, whether or not the privileged information is in the possession of or under the control of D&B, Cognizant or ACNielsen.

                  (b) Cognizant shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Cognizant Business, whether or not the privileged information is in the possession of or under the control of D&B, Cognizant or ACNielsen. Cognizant shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting Cognizant Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Cognizant, whether or not the privileged information is in the possession of Cognizant or under the control of D&B, Cognizant or ACNielsen.

                  (c) ACNielsen shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the ACNielsen Business, whether or not the privileged information is in the possession of or under the control of D&B, Cognizant or ACNielsen. ACNielsen shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting ACNielsen Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by ACNielsen, whether or not the privileged information is in the possession of ACNielsen or under the control of D&B, Cognizant or ACNielsen.

                  (d) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a), (b) and (c). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve two or more of D&B, Cognizant or ACNielsen in respect of which two or more of such parties retain any responsibility or liability under this Agreement, shall be subject to a shared privilege among them.

                  (e) No party hereto may waive any privilege which could be asserted under any applicable law, and in which any other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection (f) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

                  (f) In the event of any litigation or dispute between or among any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the relevant parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

                  (g) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

                  (h) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party or parties of the existence of the request and shall provide the other party or parties a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.

                  (i) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of D&B, Cognizant and ACNielsen, as set forth in Sections 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1 and 4.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 2.9 and
3.4 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 3.4 hereof, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

                  SECTION 4.6. Ownership of Information. Any information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to Article III or this Article IV shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

                  SECTION 4.7. Limitation of Liability. (a) No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

                  (b) No party or any Subsidiary thereof shall have any liability or claim against any other party or any Subsidiary of any other party based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Date (other than this

Agreement or any Ancillary Agreement or any agreement entered into in connection herewith or in order to consummate the transactions contemplated hereby or thereby), unless such agreement, arrangement, course of dealing or understanding is listed on Schedule 4.7(b) hereto, and any such liability or claim, whether or not in writing, which is not reflected on such Schedule, is hereby irrevocably cancelled, released and waived.

                  SECTION 4.8. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement.

ARTICLE V. ADMINISTRATIVE SERVICES

                  SECTION 5.1. Performance of Services. Beginning on the Distribution Date, each party will provide, or cause one or more of its Subsidiaries to provide, to the other party and its Subsidiaries such services on such terms as may be set forth in the Transition Services Agreement. Except as otherwise set forth in the Transition Services Agreement or any Schedule thereto, the party that is to provide the services (the "Provider") will use (and will cause its Subsidiaries to use) commercially reasonable efforts to provide such services to the other party (the "Recipient") and its Subsidiaries in a satisfactory and timely manner and as further specified in such Transition Services Agreement.

                  SECTION 5.2. Independence. Unless otherwise agreed in writing, all employees and representatives of the Provider providing the scheduled services to the Recipient will be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of the Provider and not employees or representatives of the Recipient. In performing such services, such employees and representatives will be under the direction, control and supervision of the Provider (and not the Recipient) and the Provider will have the sole right to exercise all authority with respect to the employment (including, without limitation, termination of employment), assignment and compensation of such employees and representatives.

                  SECTION 5.3. Non-exclusivity. Nothing in this Agreement precludes any party from obtaining, in whole or in part, services of any nature that may be obtainable from the other parties from its own employees or from providers other than the other parties.

ARTICLE VI. DISPUTE RESOLUTION

                  SECTION 6.1. Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any third party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the general counsels of the relevant parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute, provided such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the relevant parties began such negotiations; provided further that in the event of any arbitration in accordance with Section 6.2 hereof, the relevant parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the relevant parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

                  SECTION 6.2. Arbitration. If after such reasonable period such general counsels are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the relevant parties, after 60 days have elapsed from the time the relevant parties began such negotiations), such Agreement Dispute shall be determined, at the request of any relevant party, by arbitration conducted in New York City, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between two of the parties hereto, the number of arbitrators shall be three, and in any dispute among all three parties hereto, the number of arbitrators shall be one. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. ss.10(a) as in effect on the date hereof). If the parties are unable to agree on an arbitrator or arbitrators, the arbitrator or arbitrators shall be selected in accordance with the Rules. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this
Article VI shall be determined by the arbitrator or arbitrators. In resolving any dispute, the parties intend that the arbitrator or arbitrators apply the substantive laws of the State of New York, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The undersigned agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, in accordance with Section 8.18 hereof. The arbitrator or arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator or arbitrators shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the relevant parties or permitted by this Agreement, the undersigned shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. Notwithstanding Article 32 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Article 32. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with
Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

                  SECTION 6.3. Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this
Article VI with respect to all matters not subject to such dispute, controversy or claim.

                  SECTION 6.4. Indemnity and Joint Defense Agreement. In no event or circumstances will any arbitrator or arbitrators appointed hereunder have any right, authority or jurisdiction to determine the "ACN Maximum Amount" under the Indemnity and Joint Defense Agreement, or otherwise relating to any dispute which may arise in connection with Article II thereof, or to prevent, delay or otherwise interfere with such dispute arbitration or determination.

ARTICLE VII. INSURANCE

                  SECTION 7.1. Policies and Rights Included Within Assets. (a) The Cognizant Assets shall include (i) any and all rights of an insured party under each of the Cognizant Shared Policies, subject to the terms of such Cognizant Shared Policies and any limitations or obligations of Cognizant contemplated by this Article VII, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the Cognizant Business or, to the extent any claim is made against Cognizant or any of its Subsidiaries, the conduct of the D&B Business or the ACNielsen Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Cognizant Shared Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Cognizant Shared Policies, or any of them, to Cognizant, and (ii) the Cognizant Policies.

                  (b) The ACNielsen Assets shall include (i) any and all rights of an insured party under each of the ACNielsen Shared Policies, subject to the terms of such ACNielsen Shared Policies and any limitations or obligations of ACNielsen contemplated by this Article VII, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the ACNielsen Business or, to the extent any claim is made against ACNielsen or any of its Subsidiaries, the conduct of the D&B Business or the Cognizant Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such ACNielsen Shared Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such ACNielsen Shared Policies, or any of them, to ACNielsen, and (ii) the ACNielsen Policies.

                  SECTION 7.2. Post-Distribution Date Claims. (a) If, subsequent to the Distribution Date, any person shall assert a claim against Cognizant or any of its Subsidiaries (including, without limitation, where Cognizant or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the Cognizant Business or, to the extent any claim is made against Cognizant or any of its Subsidiaries (including, without limitation, where Cognizant or its Subsidiaries are joint defendants with other persons), the conduct of the D&B Business or the ACNielsen Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Cognizant Shared Policies, D&B shall, at the time such claim is asserted, to the extent any such Policy may require that Insurance Proceeds thereunder be collected directly by the named insured or anyone other than the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, Cognizant as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Cognizant Shared Policy, and shall further be deemed to assign, without need of further documentation, to Cognizant any and all rights of an insured party under such Cognizant Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this Section 7.2(a) shall be deemed to constitute (or to reflect) an assignment of the Cognizant Shared Policies, or any of them, to Cognizant.

                  (b) If, subsequent to the Distribution Date, any person shall assert a claim against ACNielsen or any of its Subsidiaries (including, without limitation, where ACNielsen or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the ACNielsen Business or, to the extent any claim is made against ACNielsen or any of its Subsidiaries (including, without limitation, where ACNielsen or its Subsidiaries are joint defendants with other persons), the conduct of the D&B Business or the Cognizant Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the ACNielsen Shared Policies, D&B shall, at the time such claim is asserted, to the extent such Policy may require that Insurance Proceeds thereunder be collected directly by the named insured or anyone other than the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, ACNielsen as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such ACNielsen Shared Policy, and shall further be deemed to assign, without need of further documentation, to ACNielsen any and all rights of an insured party under such ACNielsen Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this Section 7.2(b) shall be deemed to constitute (or to reflect) an assignment of the ACNielsen Shared Policies to ACNielsen.

                  SECTION 7.3. Administration; Other Matters. (a) Administration. Except as otherwise provided in Section 7.2 hereof, from and after the Distribution Date, D&B shall be responsible for (i) Insurance Administration of the Shared Policies and (ii) Claims Administration under such Shared Policies with respect to D&B Liabilities, Cognizant Liabilities and ACNielsen Liabilities; provided that the retention of such responsibilities by D&B is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; and provided further that D&B's retention of the administrative responsibilities for the Shared Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such party's authority to settle any such Insured Claim within any period permitted or required by the relevant Policy. D&B may discharge its administrative responsibilities under this Section
7.3 by contracting for the provision of services by independent parties. Each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Shared Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Shared Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of D&B relating to Claims Administration and Insurance Administration contemplated by this Section 7.3(a) shall be treated in accordance with the terms of the Transition Services Agreement, if still in effect with respect to insurance and risk management, or, if the Transition Services Agreement shall no longer be in effect with respect to insurance and risk management, then each of D&B, Cognizant and ACNielsen shall be responsible for its own Claims Administration and Insurance Administration.

                  (b) Exceeding Policy Limits.

                       (i) Where Cognizant Liabilities or ACNielsen Liabilities,
                  as applicable, are specifically covered under the same Shared Policy for periods prior to the Distribution Date, or covering claims made after the Distribution Date with respect to an occurrence prior to the Distribution Date, then from and after the Distribution Date Cognizant and ACNielsen may claim coverage for Insured Claims under such Shared Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability of such Shared Policy (and may receive any Insurance Proceeds with respect thereto as contemplated by Section 7.2 or Section 7.3(c) hereof), subject to the terms of this Section 7.3.

                       (ii) Except as set forth in this Section 7.3(b), D&B,
                  Cognizant and ACNielsen shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of D&B, Cognizant or ACNielsen, as the case may be, including, without limitation, coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by D&B, Cognizant or ACNielsen or any defect in such claim or its processing, provided that D&B shall be responsible for the amount of the difference, if any, between the deductible set forth in any Shared Policy and the deductible allocable to Cognizant and/or ACNielsen as set forth in Schedule 7.3(b) hereto.

                  (c) Allocation of Insurance Proceeds. Except as otherwise provided in Section 7.2, Insurance Proceeds received with respect to claims, costs and expenses under the Shared Policies shall be paid to D&B, which shall thereafter administer the Shared Policies by paying the Insurance Proceeds, as appropriate, to D&B with respect to D&B Liabilities, to Cognizant with respect to Cognizant Liabilities and to ACNielsen with respect to the ACNielsen Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by D&B to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded by the aggregate of outstanding Insured Claims by two or more of the relevant parties hereto, such parties agree to allocate the Insurance Proceeds received thereunder based upon their respective percentage of the total of their bona fide claims which were covered under such Shared Policy (their "allocable portion of Insurance Proceeds"), and any party who has received Insurance Proceeds in excess of such party's allocable portion of Insurance Proceeds shall pay to the other party or parties the appropriate amount so that each party will have received its allocable portion of Insurance Proceeds pursuant hereto. Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Shared Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

                  (d) Allocation of Deductibles. In the event that two or more parties have bona fide claims under any Shared Policy for which a deductible is payable, the parties agree that the aggregate amount of the deductible paid shall be borne by the parties in the same proportion which the Insurance Proceeds received by each such party bears to the total Insurance Proceeds received under the applicable Shared Policy (their "allocable share of the deductible"), and any party who has paid more than such share of the deductible shall be entitled to receive from any other party or parties an appropriate amount so that each party has borne its allocable share of the deductible pursuant hereto. For purposes of this paragraph 7.3(d), the amount of the relevant deductible under any Shared Policy shall be that set forth in Schedule 7.3(b) hereto.

                  (e) Effective as of the Distribution Date, Cognizant and ACNielsen shall be responsible for the full amount of the deductible for workers' compensation, general liability and automobile liability claims as set forth in Schedule 7.3(e).

                  SECTION 7.4. Agreement for Waiver of Conflict and Shared Defense. In the event that Insured Claims of more than one of the parties hereto exist relating to the same occurrence, the relevant parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Article VII shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                  SECTION 7.5. Cooperation. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

ARTICLE VIII. MISCELLANEOUS

                  SECTION 8.1. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than Section 2.1(j)(i), Section 2.1(j)(ii), Section 2.1(j)(iv), Section 2.7, Section 4.5 and Article VI, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Agreement other than the Indemnity and Joint Defense Agreement (the provisions of which shall prevail), notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

                  SECTION 8.2. Ancillary Agreements. Subject to the last sentence of Section 8.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements. D&B, Cognizant and ACNielsen acknowledge and agree that except to the extent that the Indemnity and Joint Defense Agreement expressly states otherwise, the provisions of such agreement are independent of the provisions hereof, and, subject to the foregoing exception, none of the agreements herein or in any other Ancillary Agreement are intended to govern in any way any of the matters which are the subject of such Indemnity and Joint Defense Agreement.

                  SECTION 8.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.4. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  SECTION 8.5. Expenses. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statement (including any registration statement on Form 10 of which such Information Statement may be a part) and the Distribution and the consummation of the transactions contemplated thereby shall be charged to and paid by D&B. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred after the Distribution Date in connection with the implementation of this Agreement or any Ancillary Agreement, the consummation of the Distribution or the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall be charged to and paid by D&B. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

                  SECTION 8.6. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To The Dun & Bradstreet Corporation:

                  One Diamond Hill Road
                  Murray Hill, NJ 07974
                  Telecopy:  (908) 665-5803

                  Attn:  General Counsel

                  To Cognizant Corporation:

                  200 Nyala Farms
                  Westport, Connecticut  06880
                  Telecopy:  (203) 222-4201

                  Attn:  General Counsel

                  To ACNielsen Corporation:

                  177 Broad Street
                  Stamford, Connecticut 06901
                  Telecopy: (203) 961-3179

                  Attn:  General Counsel

                  SECTION 8.7. Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  SECTION 8.8. Amendments. Subject to the terms of Section 8.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  SECTION 8.9. Assignment. (a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  (b) D&B will not distribute to its stockholders any interest in any D&B Business Entity, by way of a spin-off distribution, split-off or other exchange of interests in a D&B Business Entity for any interest in D&B held by D&B stockholders, or any similar transaction or transactions, unless the distributed D&B Business Entity undertakes to each of Cognizant and ACNielsen to be jointly and severally liable for all D&B Liabilities hereunder.

                  (c) Cognizant will not distribute to its stockholders any interest in any Cognizant Business Entity, by way of a spin-off distribution, split-off or other exchange of interests in a Cognizant Business Entity for any interest in Cognizant held by Cognizant stockholders, or any similar transaction or transactions, unless the distributed Cognizant Business Entity undertakes to each of D&B and ACNielsen to be jointly and severally liable for all Cognizant Liabilities hereunder.

                  (d) ACNielsen will not distribute to its stockholders any interest in any ACNielsen Business Entity, by way of a spin-off distribution, split-off or other exchange of interests in an ACNielsen Business Entity for any interest in ACNielsen held by ACNielsen stockholders, or any similar transaction or transactions, unless the distributed ACNielsen Business Entity undertakes to each of D&B and Cognizant to be jointly and severally liable for all ACNielsen Liabilities hereunder.

                  SECTION 8.10. Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  SECTION 8.11. Termination. This Agreement (including, without limitation, Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of D&B without the approval of Cognizant or ACNielsen or the shareholders of D&B. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Article III shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

                  SECTION 8.12. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

                  SECTION 8.13. Third Party Beneficiaries. Except as provided in
Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  SECTION 8.14. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 8.15. Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 8.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  SECTION 8.17. Consent to Jurisdiction. Without limiting the provisions of Article VI hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i)Ethe Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 8.18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                  THE DUN & BRADSTREET CORPORATION

                                           by

                                                /s/ VOLNEY TAYLOR
                                                --------------------------
                                                Name: Volney Taylor
                                                Title: Executive Vice
                                                President



                                  COGNIZANT CORPORATION

                                           by

                                                /s/ ROBERT E. WEISSMAN
                                                --------------------------
                                                Name: Robert E. Weissman
                                                Title: Chairman & CEO



                                  ACNIELSEN CORPORATION

                                           by

                                                /s/ NICHOLAS L. TRIVISONNO
                                                ----------------------------
                                                Name: Nicholas L. Trivisonno
                                                Title: Chairman & CEO